Exhibit 10.7

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of July 31, 2008, by and between Material Technologies, Inc., a Delaware corporation (the “Borrower”, sometimes referred to herein as the “Grantor”), and KREUZFELD LTD. (“Lender”), in connection with that certain Secured Convertible Debenture, dated as of the date hereof (the “Debenture” or the “Loans”). Capitalized terms not otherwise defined herein shall have the meaning set forth in that certain Secured Convertible Debenture dated as of the same date hereof.

The parties acknowledge the following facts and circumstances:

The Lender has agreed to extend the Loans to the Borrower pursuant to, and subject to the terms and conditions of, certain agreements, including this Security Agreement, the Debenture, and such other agreements and documents as may relate to any present or future loans, as all such agreements may be amended, modified or supplemented from time to time, and any consulting agreement or other agreement between the parties (the “Loan Documents”).  The obligation of the Lender to extend such Loans is and was conditioned on the execution and delivery by the Grantor of a security agreement in a form consistent herewith to secure the Obligations.

Accordingly, the Grantor and the Lender hereby agree as follows:

1)             Definitions of Terms Used Herein. As used herein, the following terms shall have the following meanings:

a)            “Accounts Receivable” means (i) all of the Grantor’s present and future accounts, general intangibles, chattel paper and instruments, as such terms are defined in the Uniform Commercial Code, (ii) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for the Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of the deposits (general or special) of the Grantor, balances, sums and credits with, and all of the Grantor’s claims against the Lender at any time existing, (iii) all of the Grantor’s right, title and interest, and all of the Grantor’s rights, remedies, security and Liens, in, to and in respect of any accounts receivable, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to accounts receivable, deposits or other security for the obligation of any account debtor, and credit and other insurance, (iv) all of the Grantor’s right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, accounts receivable, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any account receivable, and all returned, reclaimed or repossessed goods, (v) any other right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract, (vi) any note receivable, and (vii) any other receivable or right to payment of any nature.

b)            “Borrower Companies” means the Borrower, and all subsidiaries of the Borrower or any of its subsidiaries.

c)            “Cash” means any cash on hand, cash in bank or other accounts, readily marketable securities, and other cash-equivalent liquid assets of any nature.

d)            “Collateral” means all (i) Cash, (ii) Accounts Receivable, (iii) Documents, (iv) Equipment, (v) General Intangibles, (vi) Inventory, (vii) all right, title and interest in any and all assets, (viii) all Intellectual Property Rights, (viii) all capital stock of any of the Borrower Companies beneficially owned by such Borrower Company, and (ix) Proceeds. (See also Exhibit A)

e)            “Contract” means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

f)             “Documents” means all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

g)            “Equipment” means all of the Grantor’s machinery, equipment, vehicles, furniture and fixtures and all attachments, accessories and equipment now or hereafter owned or acquired in the Grantor’s business or used in connection therewith, and all substitutions and replacements thereof, wherever located, whether now owned or hereafter acquired by the Grantor.

h)            “Financial Obligations” means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, no recourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

i)             “General Intangibles” means all of the Grantor’s present and future general intangibles of every kind and description, including (without limitation) Intellectual Property Rights, patents, patent applications, trade names and trademarks and the goodwill of the business symbolized thereby, Federal, State and local tax refund claims of all kinds; and all contract rights of the Grantor, including, without limitation, the Contracts.

j)            “Intellectual Property Rights” shall mean all rights and interests (throughout the universe, in all media, now existing or created in the future, and for the entire duration of such rights) arising under statutory or common law, contract, license or otherwise, and whether or not perfected, including, without limitation all: (i) copyrights, and all registrations, applications for registration and licenses therefore, together with ancillary rights thereto; (ii) trademarks, trade names, service marks, service names, domain names, published telephone numbers, logos, slogans and any abbreviations or variations thereto, and all registrations, applications for registration and licenses therefore, and any attendant goodwill together with all ancillary rights thereto; (iii) issued or pending patents and all registrations, applications for registration, reissues, divisions, continuations, continuations-in-part, renewals and extensions thereof and licenses therefore, together with all ancillary rights thereto; (iv) trade secrets and know-how, designs, improvements, formulae, discoveries, inventions, concepts, ideas, scientific or other technical information and procedures, legal, financial or business affairs, markets, products, key personnel, suppliers, customers, prospective customers, policies or operational methods, plans for future development, other information possessed which is not readily available to the public, and all copies of the foregoing, regardless of form; (v) the Software; and (vi) all contracts with government or commercial agencies and all licenses, permits, filings, authorizations, approvals, or indicia of authority issued by any government branch, department, commission, board, bureau, agency or other instrumentality of the United States, any foreign government or any state of political subdivision thereof.

k)           “Inventory” means all of the Grantor’s raw materials, work in process, finished goods and all other inventory (as such term is defined in the Uniform Commercial Code), whether now owned or hereafter acquired, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto.

l)             “Obligations” mean all obligations of Borrower to Lender or any other party under the Loan Documents, including, without limitation, (a) the due and punctual payment of the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) the due and punctual performance of all obligations of the Grantor at any time and from time to time under any of the Loan Documents.

m)           “Proceeds” means any consideration received from the sale, exchange, lease or other disposition of any asset or property which constitutes Collateral, any other value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include, without limitation, all cash and negotiable instruments received or held by the Lender pursuant to any lockbox or similar arrangement relating to the payment of Accounts Receivable.

n)           “Software” means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all HTML code, CGI scripts, Java applets, digital content, programming, documentation, network configurations, a reasonably detailed description of the process required to build such computer software, any proprietary tools or files owned that are required to build such computer software, as well as a description of all tools and files not owned that are required to build such computer software and any modifications, enhancements, improvements, updates, upgrades, new releases, revisions, refinements or revisions thereto, whether in analog, digital, source code, object code, or other form, in each case to the extent required for or used in the performance of the business as conducted in the past or as currently conducted, object code, source code, databases, technical manuals, user manuals and other documentation therefore, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature, including, without limitation, all software used in or with respect to Borrower’s electronic voting system.

2)             Security Interests.  As security for the payment or performance, as the case may be, of the Obligations, the Grantor hereby creates and grants to the Lender, its successors and its assigns, a security interest in the Collateral (the “Security Interest”).  Without limiting the foregoing, the Lender is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting its Security Interest in the Collateral, naming the Grantor as debtor and the Lender as secured party.  The Grantor agrees at all times to keep in all material respects accurate and complete accounting records with respect to the Collateral, including, but not limited to, a record of all payments and Proceeds received.  Borrower shall deliver to Lender, for the purpose of perfecting the Security Interest granted hereby, all capital stock and other securities currently owned by any of the Borrower Companies, and shall deliver to Lender such documents, and take such action, as is or may in the future be required to continuously maintain and perfect the Security Interest granted in this Security Agreement.

3)             Except as disclosed in its filings with the Securities and Exchange Commission, Borrower represents and warrants to Lender as of the date of this Agreement, and covenants with Lender, as set forth below in each provision of this Section 3.  Any breach or failure of any of the representations, warranties and covenants contained in this Agreement, as supplemented by the Borrower’s filings with the Securities and Exchange Commission prior to the date hereof, shall be a breach of this Security Agreement and the Loan Documents.

 3.1           Organization.  Each of the Borrower Companies is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.  Each of the Borrower Companies possesses the full power and authority to enter into and perform this Agreement.  Each of the Borrower Companies possesses the full corporate power and authority to own its Assets and to conduct its business as and where presently conducted. Each of the Borrower Companies is duly qualified or registered to do business in each jurisdiction where such qualification or registration is required by applicable Law.

 3.2           Due Authorization.  The transactions contemplated hereby, as well as the transactions contemplated in the Security Agreement and the Loan Documents (the “Transactions”) have been duly authorized by all necessary corporate actions including actions by the Borrower’s board of directors and does not constitute a violation of or default under its articles of incorporation, or bylaws (or similar organizational documents).  The Borrower’s execution, delivery and performance of this Agreement, and its consummation of the Transactions, (a) do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which any of the Borrower Companies is a party or by which any of the Borrower Companies is bound, (b) do not constitute a violation of any Law or Judgment that is applicable to any of the

Borrower Companies, or to the business or Assets of any of the Borrower Companies, or to the Transactions, (c) do not accelerate or otherwise modify any Financial Obligation of any of the Borrower Companies, (d) do not result in the creation of any Encumbrance upon, or give to any third party any interest in, any of the business or Assets, or any of the capital stock of or interests in, any of the Borrower Companies, and (e) do not require the Consent of any Person.  This Agreement constitutes the valid and legally binding agreement of the Borrower enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles.

 3.3           Capital Stock and Ownership.  All of the issued and outstanding shares of capital stock of each of the Borrower Companies have been duly authorized and validly issued, and are fully paid and non-assessable, with no liability or preemptive rights attaching to the ownership thereof.  All issuances and grants of all outstanding options, warrants and all offerings, sales and issuances by each of the Borrower Companies of any shares or other equity interests were conducted in compliance with all applicable federal and state securities Laws and all applicable state corporation Laws.  .

 3.4           Financial and Corporate Records.  The books and records of each of the Borrower Companies are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP, and such books and records fairly and accurately reflect in all material respects the financial condition and all of the Assets and Financial Obligations of each of the Borrower Companies and all Contracts and other transactions to which each of the Borrower Companies is or was a party or by which each of the Borrower Companies or the business or Assets of each of the Borrower Companies is or was affected.  All of the Company’s filings with the Securities and Exchange Commission are true, complete and correct, were prepared in accordance with GAAP, are in full compliance with all applicable laws, and do not contain any untrue statement of material fact, or omit to state any material fact that is necessary to make the statements made, in light of the circumstances under which they are made, not false or misleading in any respect.

 3.5           Compliance with Law.  The operations of each of the Borrower Companies, the conduct of the business of each of the Borrower Companies, as and where such business has been or presently is conducted, and the ownership, possession and use of the Assets of each of the Borrower Companies have complied and currently do comply in all material respects with all applicable Laws.

 3.6           Assets.  Each of the Borrower Companies has good and valid title to all of its respective Assets which are owned by it and has the right to transfer all rights, title and interest in such Assets, free and clear of any Encumbrance.

 3.7           Software and Other Intangibles.  Except for shrinkwrap and other commercially available Software, each of the Borrower Companies has good and valid title to, and has the full right to use, all of the Software and General Intangibles, free and clear of any Encumbrance (except for use restrictions contained in licensed commercially available Software).  All shrinkwrap and other commercially available Software has been properly licensed and all related fees paid.  With respect to the Software, (a) the Borrower Companies maintain machine-readable master-reproducible copies, source code listings, technical documentation and user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by them; (b) in each case, the machine-readable copy substantially conforms to the corresponding source code listing; (c) it is written for use on standard operating systems; (d) it can be maintained and modified by reasonably competent programmers familiar with such language, hardware and operating systems or other Persons with whom the Borrower presently has service and maintenance agreements; and (e) in each case, it operates in accordance with the user manual therefore without material operating defects.  None of the Software or General Intangibles, or their respective past or current uses, including the preparation, distribution, marketing or licensing, has violated or infringed upon, or is violating or infringing upon, any Software, technology, patent, copyright, trade secret or other Intangible of any Person.  To the knowledge of the Borrower, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Software or General Intangibles.  None of the Software or General Intangibles is owned by or registered in the name of any current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor of any of the Borrower Companies nor does any such Person have any interest therein or right thereto, including the right to royalty payments.  Notwithstanding the foregoing, the Company is obligated to pay royalty payments equal to not more than 12% of sales on the Company’s “Fatigue Fuse” product, and a royalty of approximately 10% of sales of the Company’s Fatigue Sensor product.

 3.8           Related Party Transactions.  Except as fully disclosed in the Company’s filings with the Securities and Exchange Commission, there are no current real estate leases, personal property leases, loans, Contracts, transactions, understandings or other arrangements of any nature between or among any of the Borrower Companies and any current or former partner, owner, ten percent shareholder, director, officer or controlling Person of any of the Borrower Companies (or any of their respective predecessors).

 3.9           Full Disclosure.  No representation or warranty made by the Borrower in this Agreement or pursuant hereto (a) contains any untrue statement of material fact; or (b) omits to state any material fact that is necessary to make the statements made, in light of the circumstances under which they are made, not false or misleading in any respect.  There is no fact known to the Borrower or any of its subsidiaries, that has not been disclosed to Lender in writing, that was or is or, so far as either the Borrower or any of its subsidiaries can reasonably foresee, will have a material adverse effect on any of the Borrower Companies, the business, the Assets or financial condition of any of the Borrower Companies or the ability of the Borrower to perform its obligations under this Agreement.

 3.10           Compliance.  The Borrower shall comply with all federal and state securities laws, and file all reports and disclosures required thereby in timely manner.

4)             Further Assurances.  The Grantor agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Lender may from time to time reasonably request for the assuring and preserving of the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Lender, duly endorsed in a manner satisfactory to the Lender.  The Grantor agrees to notify promptly the Lender of any change in its corporate name or in the location of its chief executive office, its chief place of business or the office where it keeps its records relating to the Accounts Receivable owned by it and the location of any Equipment.  The Grantor agrees promptly to notify the Lender if any material portion of the Collateral is damaged or destroyed.

5)             Inspection and Verification.  The Lender and such persons as the Lender may designate shall have the right, at any reasonable time or times during the Grantor’s usual business hours, and upon reasonable notice (which may be telephonic), to inspect the Collateral owned by the Grantor, all records related thereto (and to make extracts and copies from such records), and the premises upon which any such Collateral is located, to discuss the Grantor’s affairs with the officers of the Grantor and its independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, and condition of or any other matter relating to, such Collateral, including, in the case of Accounts Receivable or Collateral in the possession of a third person, contacting account debtors and upon the occurrence of an Event of Default or a third person possessing such Collateral for the purpose of making such a verification.

6)             Taxes; Encumbrances.  At its option, the Lender may discharge past due taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted under the Loan Documents, and may pay for the maintenance and preservation of the Collateral to the extent a Grantor fails to do so as required by the Loan Documents, and the Grantor agrees to reimburse the Lender on demand for any payment made or any expense incurred by it pursuant to the foregoing authorization; provided, however, that nothing in this Section 6 shall be interpreted as excusing the Grantor from the performance of any covenants or other promises with respect to taxes, liens, Security Interests or other encumbrances and maintenance as set forth herein or in the Loan Documents.

7)             Representations and Warranties.  The Grantor represents and warrants to the Lender that:

a)             Title and Authority.  It has (i) rights, interest in and to the Collateral in which it is granting a security interest hereunder and (ii) the requisite power and authority to grant to the Lender the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

b)             Filing.  Fully executed Uniform Commercial Code financing statements and other such documents as may be necessary containing a description of the Collateral shall have been, or shall be delivered to the Lender in a form such that they can be, filed of record in every governmental, municipal or other office in every jurisdiction in which any portion of the Collateral is located necessary to publish notice of and protect the validity of and to establish a valid, legal and perfected security interest in favor of the Lender in respect of the Collateral in which a security interest may be perfected by filing in the United States and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of Uniform Commercial Code continuation statements.

c)             Validity of Security Interest.  The Security Interest constitutes a valid, legal and perfected security interest in all of the Collateral for payment and performance of the Obligations.

d)             Information Regarding Names.  It has disclosed in writing to the Lender any trade names used to identify it in its business or in the ownership of its properties.

e)             Survival of Representations and Warranties.  All representations and warranties of the Grantor contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement.

8)             Records of Accounts Receivable.  The Grantor shall keep or cause to be kept records of its Accounts Receivable which are accurate in all material respects.  In addition, the Grantor will provide the Lender with such further schedules and/or information respecting each Account Receivable as the Lender may reasonably require.

9)             Protection of Security.  The Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral owned by it against all persons and to defend the Security Interest of the Lender in such Collateral, and the priority thereof, against any adverse mortgage, pledge, security interest, Lien, charge or other encumbrance of any nature whatsoever.  The Grantee understands that the security interest granted herein, and the line created hereby, is junior in priority to an existing security interest.

10)           Continuing Obligations of the Grantor.  The Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement, interest or obligation relating to the Collateral, all in accordance with the terms and conditions thereof, and shall indemnify and hold harmless the Lender from any and all such liabilities.

11)           Use and Disposition of Collateral.  Without the prior written consent of Lender, the Grantor shall not make nor permit to be made any assignment, pledge or hypothecation of the Collateral, or grant any security interest in the Collateral except for the Security Interest.  The Grantor shall not make nor permit to be made any transfer of any Collateral, except Inventory in the ordinary course of business and as otherwise permitted by the Loan Documents, and the Grantor shall remain at all times in possession of the Collateral owned by it other than transfers to the Lender pursuant to the provisions hereof and as otherwise provided in this Agreement or the Loan Documents.

12)           Limitation on Modifications of Accounts Receivable.  The Grantor will not, without the Lender’s prior written consent, grant any extension of the time of payment of any of its Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business.

13)           Collections.

a)            The Grantor shall have the right to collect its Accounts Receivable in the ordinary course of its business.  During the continuance of an Event of Default and at the request of Lender in its sole discretion, the Grantor shall (i) arrange for remittances on any of its Account Receivable to be made directly to lockboxes or blocked accounts designated by the Lender or in such other manner as the Lender may direct, and (ii) promptly deposit all payments received by the Grantor on account of Accounts Receivable, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more accounts designated by the Lender in precisely the form received (but with any endorsements of the Grantor necessary for deposit or collection), subject to withdrawal by the Lender only, as hereinafter provided, and until they are deposited, shall be deemed to be held in trust by the Grantor for and as the Lender’s property and shall not be commingled with the Grantor’s other funds.

b)            Upon the occurrence and during the continuance of an Event of Default, the Lender shall have the right, as the true and lawful agent of the Grantor, with power of substitution for the Grantor and in the Grantor’s name, the Lender’s name or otherwise, for the use and benefit of the Lender (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral; (iv) to send verifications of Accounts Receivable to any customer; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral; (vii) to notify, or to require the Grantor to notify, the account debtors obligated on any or all of the Accounts Receivable to make payment thereof directly to the Lender; and (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Lender were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Lender or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Lender or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Lender in the absence of the gross negligence or willful misconduct of the Lender.  It is understood and agreed that the appointment of the Lender as the agent of the Grantor for the purposes set forth above in this Section 14 is coupled with an interest and is irrevocable.  The provisions of this Section 14 shall in no event relieve the Grantor of any of its obligations hereunder or under the Loan Documents with respect to the Collateral or any part thereof or impose any obligation on the Lender to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Lender of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.

14)           Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default, the Grantor agrees to deliver each item of Collateral to the Lender on demand, and it is agreed that the Lender shall have the right to take any or all of the following actions at the same or different times: with or without legal process and with or without previous notice or demand for performance, to take possession of the Collateral and without liability for trespass (except for actual damage caused by the Lender’s gross negligence or willful misconduct) to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under, and subject to its obligations contained in, the Uniform Commercial Code as in effect in California or any other applicable state law.  Without limiting the generality of the foregoing, the Grantor agrees that the Lender shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Lender shall deem appropriate.  Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default, immediately upon Lender’s demand Grantor shall transfer all Cash, including but not limited to all proceeds of Collateral, to Lender, and shall execute all documents reasonably requested by Lender to effectuate an assignment of all of Grantor’s deposit accounts and account balances to Lender at any and all financial institutions at which such deposits exist at the time of such demand.

15)           The Lender shall give the Grantor ten (10) days’ written notice (which the Grantor agrees is reasonable notice) of the Lender’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Lender may (in its sole and absolute discretion) determine.  The Lender shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the

Lender until the sale price is paid by the purchaser or purchasers thereof, but the Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 14, the Lender may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), with respect to the Collateral or any part thereof offered for sale and the Lender may make payment on account thereof by using any claim then due and payable to the Lender from the Grantor as a credit against the purchase price, and the Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefore.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Lender shall be free to carry out such sale and purchase pursuant to such agreement, and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Lender shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Lender may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

16)           Application of Proceeds.  The proceeds of any collection or sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Lender as follows:

a)            FIRST, to the payment of all reasonable costs and expenses incurred by the Lender in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Lender hereunder on behalf of the Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

b)            SECOND, to the payment in full of principal and interest in respect of the Loan then outstanding;

c)            THIRD, to the payment in full of all Obligations (other than those referred to above) owed to the Lender; and

d)            FOURTH, to the Grantor, its successors and assigns, or as a court of competent jurisdiction may otherwise direct.

17)          Upon any sale of the Collateral by the Lender (including, without limitation, pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Lender or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication thereof.

18)           Locations of Collateral; Place of Business.

a)            The Grantor hereby represents and warrants that all the Collateral is located in California.  The Grantor agrees not to establish, or permit to be established, any other location for Collateral unless all filings under the Uniform Commercial Code as in effect in any state or otherwise which are required by this Agreement or the Loan Documents to be made with respect to the Collateral have been made and the Lender has a valid, legal and perfected security interest in the Collateral.

b)            The Grantor agrees not to change, or permit to be changed, the location of its chief executive office unless all filings under the Uniform Commercial Code or otherwise which are required by this Agreement or the Loan Documents to be made have been made and the Lender has a valid, legal and perfected security interest.

19)           Security Interest Absolute.  All rights of the Lender hereunder, the Security Interest, and all obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Loan Documents, any other agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Loan Documents, or any other agreement or instrument, (iii) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Grantor or any other obligor in respect of the Obligations or in respect of this Agreement.

20)           No Waiver.  No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.  The Lender shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

21)           Lender Appointed Attorney-in-Fact.  The Grantor hereby appoints the Lender its attorney-in-fact solely for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

22)           Lender’s Fees and Expenses.  The Grantor shall be obligated to, upon demand, pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents which the Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder, or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.  In addition, the Grantor indemnifies and holds the Lender harmless from and against any and all liability incurred by the Lender hereunder or in connection herewith, unless such liability shall be due to the gross negligence or willful misconduct of the Lender.  Any such amounts payable as provided hereunder or thereunder shall be additional Obligations secured hereby and by the other Security Documents.

23)           Binding Agreement; Assignments.  This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or any cash or property held by the Lender as Collateral under this Agreement, except as contemplated by this Agreement or the Loan Documents.

24)           Governing Law.  (a) This Agreement shall be construed in accordance with and governed by the laws of the state of California, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, which shall be governed by the appropriate jurisdiction relating to the specific Collateral itself.  Venue for any action under this Agreement or any of the Loan Documents shall be in the Superior Court located in Santa Monica, California.  The prevailing party in any dispute arising hereunder shall be entitled to recover all of its reasonable attorney’s fees and costs of defense, prosecution or litigation.  The Grantor hereby expressly and irrevocably submits to the jurisdiction of the state and federal courts of the State of California, city of Los Angeles (and Santa Monica specifically for state court), for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation.  The Grantor further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of California.  The Grantor hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum.  To the extent that the Grantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Grantor hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other Loan Documents.

(b)           Waiver of Jury Trial.  The parties hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of any of the parties hereto.

25)           Notices.  All communications and notices hereunder shall be in writing and given as provided in the Loan Documents.

26)           Severability.  In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable the remaining provisions contained herein shall not in any way be affected or impaired.

27)           Section Headings.  Section headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

28)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.  This Agreement shall be effective when a counterpart which bears the signature of the Grantor shall have been delivered to the Lender.

29)           Termination.  This Agreement and the Security Interest shall terminate when all the Obligations have been fully and indefeasibly paid in cash, at which time the Lender shall execute and deliver to the Grantor all Uniform Commercial Code termination statements and similar documents which the Grantor shall reasonably request to evidence such termination; provided, however, that all indemnities of the Grantor contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

MATERIAL TECHNOLOGIES, INC.

By: /s/ Robert Bernstein
      Robert Bernstein
      Chairman and Chief Executive Officer

KREUZFELD LTD.

By:
      Name: Markus Winkler
      Title:   sole officer

EXHIBIT A

Collateral

All rights, title, claims and interests of every kind and character of Material Technologies, Inc., a Delaware corporation, and any of its subsidiaries (the “Debtor”), or any of them (whether tangible, intangible, choate, inchoate, legal, direct, indirect, possessory, nonpossessory, vested, nonvested, beneficial or equitable) in any assets, property or property rights now or at any time hereafter owned, held, used or acquired by Debtor whether in the name of any of them or in any fictitious business name or in any other name, and whether or not particularly described herein, including without limitation: all cash, inventory, accounts receivable, new and used finished goods, products, merchandise, work in process, raw materials, parts, supplies, accessories, attachments whether or not held for sale, lease, use or consumption and any property classified as inventory by the Uniform Commercial Code (“UCC”), machinery, equipment, tools, dies molds, furniture, general intangibles, as that term is defined by said UCC, good will, trademarks, trade names, service names and marks, licenses, patents rights, copyrights, inventions, negotiable and non-negotiable instruments and documents, things in action and all other rights, privileges and franchises, all rights under any leases (including without limitation any lease of any of Debtor’s business premises) whether of real or personal property and whether as landlord, tenant, or otherwise, chattel paper, accounts, deposit accounts, and instruments, as those terms are defined by the UCC, condemnation or insurance recoveries, rents, royalties, profits, certificated and uncertificated securities, treasury stock, commercial paper, business records and reports, documents, claims, commission, contracts, causes of action, suits, rights of offset or recoupment, fixtures, as that term is defined by said UCC, and all products and proceeds (as defined in said UCC), accessions, additions, increases, repairs to, improvements and replacements of each of the foregoing items of Collateral.  Further, “Collateral” shall also mean all rights, title, claims and interests of every kind and character of Debtor under any name (whether tangible, intangible, choate, inchoate, legal, direct, indirect, possessory, nonpossessory, vested, nonvested, beneficial or equitable) in the common stock and/or other debt or equity interests and/or other interests in any corporation or in any other partnership or other legal entity involved in which the Debtor has an interest now or at any time hereafter owed, held, used or acquired.  “Collateral” shall also include all products and proceeds (as defined in said UCC), accessions, additions, increases, repairs to, improvements and replacements of each of the foregoing items of Collateral.

MATERIAL TECHNOLOGIES, INC.

By: /s/ Robert Bernstein
       Robert Bernstein
       Chairman and Chief Executive Officer